Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-77312, 333-64332, 333-37578, 333-68223, 333-39963 and 333-178047) and Registration Statement No. 333-162276 on Form S-1 of IntegraMed America, Inc. and Subsidiaries of our reports dated March 10, 2010, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

/s/Amper, Politziner & Mattia, LLP
Edison, New Jersey
March 6, 2012